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                                                                    Exhibit 23.1



                        [PRICE WATERHOUSE LETTERHEAD]




                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement of Form S-8 (No. 33-32379) of Loctite Puerto Rico, Inc. of our report dated October 3, 1994 appearing on page F-1 of the Annual Report of the Retirement Savings Plan of Loctite Puerto Rico, Inc. (Savings Plan Fund Only) of this Form 11-K.



                                           /s/ PRICE WATERHOUSE
                                           --------------------------------
      [STAMP]

                                           By /s/ JOSE A. PEREZ
                                              -----------------------------
                                               License No. 922

San Juan, Puerto Rico

October 3, 1994








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